UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

August 21, 2024

PHOENIX PLUS CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-233778	61-1907931
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2-3 & 2-5 BEDFORD BUSINESS PARK, JALAN 3/137B,

BATU 5, JALAN KELANG LAMA,

58200 KUALA LUMPUR, MALAYSIA

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (+603) 7971 8168

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, par value $0.0001	PXPC	OTC Markets – Pink Sheets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.01	Changes in Control of Registrant.

On August 21 ,2024, Phoenix Plus Corp. (the “Company”) closed the transactions contemplated by a stock issuance agreement (the “Stock Issuance Agreement”) between Radiance Holdings Corp, a Nevada incorporated entity (the “Purchaser”), and SIX (6) shareholders (the “Sellers”) of the Company. Pursuant to the stock issuance agreement, the Purchaser issued 276,313,100 shares of the common stock of the Purchaser, par value $0.0001, to the Sellers. In exchange, the Sellers transferred 276,313,100 common stock of the Company (the “Shares”) at $0.0001 per share, representing a total consideration of US$27,631.31.

The Shares represent approximately 83.05% of the Company’s issued and outstanding common stock as of the Closing. Upon Closing, the Purchaser became a controlling shareholder of the Company.

The Sellers who entered into the Stock Issuance Agreement with the Purchaser:

Name	Number of Shares	Percentage of Registrant
Lee Chong Chow*	108,313,100	32.56%
Terence Tulus	108,000,000	32.46%
H&D Holdings Sdn Bhd**	22,500,000	6.76%
How Kok Choong	15,000,000	4.51%
Agape ATP Corporation	15,000,000	4.51%
Ryu Junsei	7,500,000	2.25%

*Mr. Lee Chong Chow is the chief executive officer and director of the Company.

**Mr. Lee Chong Chow is a 50% shareholder and a director of H&D Holdings Sdn Bhd.

The Purchaser acquired the Shares and now owns the following percentage of the outstanding common stock of the Company:

Name	Number of Shares	Percentage of Registrant
Radiance Holdings Corp	276,313,100	83.05%

The Purchaser used its common stock to acquire the Shares. The Purchaser did not borrow any funds to acquire the Shares.

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Prior to the Closing, the Purchaser was an affiliate with the Company. Mr. Lee Chong Chow, the chief executive officer and director of the Company, was the sole shareholder and director of the Purchaser prior to the Closing. Upon Closing, the Purchaser will continue be deemed an affiliate of the Company as a result of its stock ownership interest in the Company.

Neither the Purchaser nor the Company has any specific plans or proposals at this time which relate to or would result in:

●	the acquisition by any person of additional securities of the Company;

●	an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving the Company or any of its subsidiaries;

●	a sale or transfer of a material amount of assets of the Company or of any of its subsidiaries;

●	any material change in the present capitalization or dividend policy of the Company;

●	any other material change in the Company’s business or corporate structure;

●	changes in the Company’s charter, bylaws or instruments corresponding thereto or other actions which may impede the acquisition of control of the issuer by any other person;

●	causing a class of securities of the Company to be delisted from a national securities exchange or to cease to be authorized to be quoted in an inter-dealer quotation system of a registered national securities association;

●	a class of equity securities of the Company becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Securities Act; or

●	any similar action to those enumerated above.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Phoenix Plus Corp.
(Name of Registrant)

Date: August 21, 2024	By:	/s/ Lee Chong Chow
	Name:	Lee Chong Chow
	Title:	Chief Executive Officer
(President, Secretary, Treasurer, Director)

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